Exhibit 10.1

AmSouth Bancorporation	C. Dowd Ritter
AmSouth Bank	Chairman, President and
Post Office Box 11007	Chief Executive Officer
Birmingham, Alabama 35288

[AmSouth Logo]

May 24, 2006

Board of Directors

AmSouth Bancorporation

c/o John Buchanan, Corporate Secretary

1900 5th Avenue North

Birmingham, AL 35205

Re:	Waiver of Employment Rights

Gentlemen and Mrs. Ingram:

I am writing in connection with our entering a merger agreement with Regions Financial Corporation. I am confident that this transaction is in the best interests of AmSouth Bancorporation and its shareholders.

Although my employment agreement would entitle me to become Chairman of the Board of Directors of the combined Regions/AmSouth, if the merger closes, I hereby waive this right for so long as Mr. Jack Moore serves as Chairman. After that time, I will serve as Chairman for the remainder of my employment agreement.

I look forward to working with Mr. Jack Moore and serving as Chief Executive Officer and President of the combined company.

Sincerely,

/s/ C. Dowd Ritter
C. Dowd Ritter